Exhibit 10(c) Execution Version $200,000,000 CREDIT AGREEMENT dated as of March 27, 2020 among PPL CAPITAL FUNDING, INC., as the Borrower, PPL CORPORATION, as the Guarantor, THE LENDERS FROM TIME TO TIME PARTY HERETO, THE BANK OF NOVA SCOTIA, as the Administrative Agent, and THE BANK OF NOVA SCOTIA, as Sole Lead Arranger and Sole Bookrunner AmericasActive:14632660.7

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	1
Section 1.01	Definitions	1
Section 1.02	Divisions	11
ARTICLE II	THE CREDITS	11
Section 2.01	Commitments to Lend	11
Section 2.02	Notice of Borrowings	12
Section 2.03	Notice to Lenders; Funding of Loans	12
Section 2.04	Noteless Agreement; Evidence of Indebtedness	13
Section 2.05	Interest Rates	13
Section 2.06	Replacement of Lenders	15
Section 2.07	Maturity of Loans; Mandatory Prepayments	15
Section 2.08	Optional Prepayments	16
Section 2.09	General Provisions as to Payments	16
Section 2.10	Funding Losses	16
Section 2.11	Computation of Interest and Fees	17
Section 2.12	Basis for Determining Interest Rate Inadequate, Unfair or Unavailable	17
Section 2.13	Illegality	18
Section 2.14	Increased Cost and Reduced Return	19
Section 2.15	Taxes	20
Section 2.16	Base Rate Loans Substituted for Affected Euro-Dollar Loans	22
ARTICLE III	CONDITIONS	23
Section 3.01	Conditions to Closing	23
Section 3.02	Conditions to All Credit Events	24
ARTICLE IV	REPRESENTATIONS AND WARRANTIES	24
Section 4.01	Status	24
Section 4.02	Authority; No Conflict	24
Section 4.03	Legality; Etc.	24
Section 4.04	Financial Condition	25
Section 4.05	Litigation	25
Section 4.06	No Violation	25
Section 4.07	ERISA	25
Section 4.08	Governmental Approvals	26
Section 4.09	Investment Company Act	26
Section 4.10	Tax Returns and Payments	26

TABLE OF CONTENTS (continued) Page Section 4.11 Compliance with Laws ................................................................................. 26 Section 4.12 No Default .................................................................................................... 26 Section 4.13 Environmental Matters ................................................................................. 26 Section 4.14 Material Subsidiaries and Ownership. .......................................................... 27 Section 4.15 OFAC ........................................................................................................... 27 ARTICLE V COVENANTS ........................................................................................................... 28 Section 5.01 Information ................................................................................................... 28 Section 5.02 Maintenance of Insurance ............................................................................ 30 Section 5.03 Conduct of Business and Maintenance of Existence .................................... 30 Section 5.04 Compliance with Laws, Etc. ......................................................................... 30 Section 5.05 Books and Records ....................................................................................... 30 Section 5.06 Use of Proceeds ............................................................................................ 30 Section 5.07 Merger or Consolidation .............................................................................. 30 Section 5.08 Asset Sales.................................................................................................... 31 Section 5.09 Consolidated Debt to Consolidated Capitalization Ratio ............................. 31 ARTICLE VI DEFAULTS .............................................................................................................. 31 Section 6.01 Events of Default .......................................................................................... 31 ARTICLE VII THE ADMINISTRATIVE AGENT.......................................................................... 33 Section 7.01 Appointment and Authority .......................................................................... 33 Section 7.02 Rights as a Lender ........................................................................................ 33 Section 7.03 Exculpatory Provisions ................................................................................ 33 Section 7.04 Reliance by Administrative Agent ............................................................... 34 Section 7.05 Delegation of Duties ..................................................................................... 34 Section 7.06 Resignation of Administrative Agent ........................................................... 34 Section 7.07 Non-Reliance on Administrative Agent and Other Lenders ........................ 35 Section 7.08 No Other Duties, etc. .................................................................................... 35 Section 7.09 No Reliance on Administrative Agent’s Customer Identification Program . 35 ARTICLE VIII MISCELLANEOUS .................................................................................................. 35 Section 8.01 Notices .......................................................................................................... 35 Section 8.02 No Waivers; Non-Exclusive Remedies ........................................................ 36 Section 8.03 Expenses; Indemnification ........................................................................... 36 Section 8.05 Amendments and Waivers ............................................................................ 38 Section 8.06 Successors and Assigns ................................................................................ 38 Section 8.04 Sharing of Set-Offs ....................................................................................... 38

TABLE OF CONTENTS (continued) Page Section 8.07 Governing Law; Submission to Jurisdiction ................................................ 40 Section 8.08 Counterparts; Integration; Effectiveness ...................................................... 40 Section 8.09 Generally Accepted Accounting Principles .................................................. 41 Section 8.10 Usage ............................................................................................................ 41 Section 8.11 WAIVER OF JURY TRIAL ........................................................................ 42 Section 8.12 Confidentiality .............................................................................................. 42 Section 8.13 USA PATRIOT Act Notice .......................................................................... 42 Section 8.14 No Fiduciary Duty ........................................................................................ 43 Section 8.15 Interest Rate Limitation ................................................................................ 43 Section 8.16 Severability ................................................................................................... 43 Section 8.17 Headings ....................................................................................................... 43 ARTICLE VIII GUARANTY ............................................................................................................ 43 Section 9.01 Guaranty ....................................................................................................... 43 Section 9.02 Guaranty Unconditional ............................................................................... 44 Section 9.03 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances .............................................................................................. 44 Section 9.04 Waiver by Guarantor .................................................................................... 45 Section 9.05 Subrogation .................................................................................................. 45 Section 9.06 Stay of Acceleration ..................................................................................... 45 Section 9.07 Continuing Guaranty .................................................................................... 45 Section 9.08 Default Payments by Borrower .................................................................... 45

Appendix: Appendix A - Commitment Schedule Schedule: Schedule 5.14 - Material Subsidiaries Exhibits: Exhibit A-1 - Form of Notice of Borrowing Exhibit A-2 - Form of Notice of Conversion/Continuation Exhibit B - Form of Note Exhibit C - Forms of Opinion of Counsel for the Loan Parties Exhibit D - U.S. Tax Compliance Certificates Exhibit E - Form of Assignment and Assumption Annex: Annex I - Lender Information

CREDIT AGREEMENT (this “Agreement”) dated as of March 27, 2020 is entered into among PPL CAPITAL FUNDING, INC., a Delaware corporation (the “Borrower”), PPL CORPORATION, a Pennsylvania corporation (the “Guarantor”), the LENDERS party hereto from time to time and THE BANK OF NOVA SCOTIA, as the Administrative Agent. The parties hereto agree as follows: RECITALS The Loan Parties (as hereinafter defined) have requested that the Lenders provide a term loan credit facility in an aggregate principal amount not to exceed $200,000,000. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. All capitalized terms used in this Agreement or in any Appendix, Schedule or Exhibit hereto which are not otherwise defined herein or therein shall have the respective meanings set forth below. “Adjusted London Interbank Offered Rate” means, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the nearest 1/100th of 1%) by dividing (i) the London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage. “Administrative Agent” means The Bank of Nova Scotia, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successor or successors in such capacity. “Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender. “Affiliate” means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of stock or its equivalent, by contract or otherwise. “Agreement” has the meaning set forth in the introductory paragraph hereto, as this Agreement may be amended, restated, supplemented or modified from time to time. “Applicable Lending Office” means, with respect to any Lender, its office located at its address set forth in its Administrative Questionnaire, or such other office as such Lender may hereafter designate by notice to the Borrower and the Administrative Agent. “Applicable Percentage” means, for purposes of calculating (i) the applicable interest rate margin for any day for any Base Rate Loans, 0.00% per annum or (ii) the applicable interest rate margin for any day for Euro-Dollar Loans, 1.00% per annum. “Arranger” means The Bank of Nova Scotia in its capacity as sole lead arranger and sole bookrunner. 1

“Asset Sale” means any sale of any assets, including by way of the sale by the Guarantor or any of its Subsidiaries of equity interests in such Subsidiaries. “Assignee” has the meaning set forth in Section 8.06(c). “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement, substantially in the form of attached Exhibit E, under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 8.06(c). “Authorized Officer” means the president, the chief operating officer, the chief financial officer, the chief accounting officer, any vice president, the treasurer, the assistant treasurer or the controller of the applicable Loan Party or such other individuals reasonably acceptable to the Administrative Agent as may be designated in writing by the Borrower from time to time. “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any successor statute. “Base Rate” means for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Rate plus 0.5%, (ii) the Prime Rate, and (iii) the Adjusted London Interbank Offered Rate for a Euro-Dollar Loan with an Interest Period of one month commencing on such day plus 100 basis points (1.00%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. “Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans. “Base Rate Loan” means a Loan in respect of which interest is computed on the basis of the Base Rate. “Borrower” has the meaning set forth in the introductory paragraph hereto. “Borrower’s Rating” means the senior unsecured long-term debt rating of the Borrower from S&P or Moody’s without giving effect to any third party credit enhancement except for a guaranty of the Guarantor (it being understood that all of the Borrower’s long term debt is Guaranteed by the Guarantor). “Borrowing” means a group of Loans of a single Type made by the Lenders on a single date and, in the case of a Euro-Dollar Borrowing, having a single Interest Period. “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and if the applicable Business Day relates to any Euro-Dollar Loan, such day must also be a day on which dealings are carried on in the London interbank market. “Capital Lease” means any lease of property which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet. “Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP. “Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange 2

Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding shares of Voting Stock of the Guarantor or its successors or (ii) the failure at any time of the Guarantor or its successors to own 80% or more of the outstanding shares of the Voting Stock in the Borrower. “Commitment” means, with respect to any Lender, the commitment of such Lender to make a Loan in Dollars to the Borrower on the Effective Date hereunder in an aggregate amount no greater than the amount set forth on Schedule I hereto or, if a Lender has entered into any Assignment and Assumption, set forth for such Lender in the Register pursuant to Section 8.06. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Capitalization” means the sum of, without duplication, (A) the Consolidated Debt (without giving effect to clause (b) of the definition of “Consolidated Debt”) and (B) the consolidated shareowners’ equity (determined in accordance with GAAP) of the common, preference and preferred shareowners of the Guarantor and minority interests recorded on the Guarantor’s consolidated financial statements (excluding from shareowners’ equity (i) the effect of all unrealized gains and losses reported under Financial Accounting Standards Board Accounting Standards Codification Topic 815 in connection with (x) forward contracts, futures contracts, options contracts or other derivatives or hedging agreements for the future delivery of electricity, capacity, fuel or other commodities and (y) Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (ii) the balance of accumulated other comprehensive income/loss of the Guarantor on any date of determination solely with respect to the effect of any pension and other post-retirement benefit liability adjustment recorded in accordance with GAAP), except that for purposes of calculating Consolidated Capitalization of the Guarantor, Consolidated Debt of the Guarantor shall exclude Non Recourse Debt and Consolidated Capitalization of the Guarantor shall exclude that portion of shareowners’ equity attributable to assets securing Non Recourse Debt. “Consolidated Debt” means the consolidated Debt of the Guarantor and its Consolidated Subsidiaries (determined in accordance with GAAP), except that for purposes of this definition (a) Consolidated Debt shall exclude Non Recourse Debt of the Guarantor and its Consolidated Subsidiaries, and (b) Consolidated Debt shall exclude (i) Hybrid Securities of the Guarantor and its Consolidated Subsidiaries in an aggregate amount as shall not exceed 15% of Consolidated Capitalization and (ii) Equity-Linked Securities in an aggregate amount as shall not exceed 15% of Consolidated Capitalization. “Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP. “Continuing Lender” means with respect to any event described in Section 2.06(b), a Lender which is not a Retiring Lender, and “Continuing Lenders” means any two or more of such Continuing Lenders. “Corporation” means a corporation, association, company, joint stock company, limited liability company, partnership or business trust. “Credit Event” means a Borrowing. “Debt” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Guarantees by such Person of Debt of others, (iv) all Capital Lease Obligations and Synthetic 3

Leases of such Person, (v) all obligations of such Person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof), but only to the extent that such net obligations exceed $150,000,000 in the aggregate and (vi) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances; provided, however, that “Debt” of such Person does not include (a) obligations of such Person under any installment sale, conditional sale or title retention agreement or any other agreement relating to obligations for the deferred purchase price of property or services, (b) obligations under agreements relating to the purchase and sale of any commodity, including any power sale or purchase agreements, any commodity hedge or derivative (regardless of whether any such transaction is a “financial” or physical transaction), (c) any trade obligations or other obligations of such Person incurred in the ordinary course of business or (d) obligations of such Person under any lease agreement (including any lease intended as security) that is not a Capital Lease or a Synthetic Lease. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any Event of Default or any other condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default. “Dollars” and the sign “$” means lawful money of the United States of America. “Effective Date” means the date on which the Administrative Agent determines that the conditions specified in or pursuant to Section 3.01 have been satisfied. “Eligible Assignee” means (i) a Lender; (ii) a commercial bank organized under the laws of the United States; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country; provided, that such bank is acting through a branch or agency located and licensed in the United States; or (iv) an Affiliate of a Lender that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended); provided, that, in each case (a) upon and following the occurrence of an Event of Default, an Eligible Assignee shall mean any Person other than a Loan Party or any of its Affiliates and (b) notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any of its Subsidiaries or Affiliates. “Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or other written governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes. “Environmental Liabilities” means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Guarantor or any of its Subsidiaries which arise under Environmental Laws. “Equity-Linked Securities” means any securities of the Guarantor or any of its Subsidiaries 4 which are convertible into, or exchangeable for, equity securities of the Guarantor or such Subsidiary, including any securities issued by any of such Persons which are pledged to secure any obligation of any holder to purchase equity securities of the Guarantor or any of its Subsidiaries. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. “ERISA Group” means each of the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with each of the Loan Parties, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code. “Euro-Dollar Borrowing” means a Borrowing comprised of Euro-Dollar Loans. “Euro-Dollar Loan” means a Loan in respect of which interest is computed on the basis of the Adjusted London Interbank Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation. “Euro-Dollar Reserve Percentage” of any Lender for the Interest Period of any Euro-Dollar Loan means the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”); and (ii) to be maintained by a Lender as required for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a London Interbank Offered Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Groups of Loans to which a London Interbank Offered Rate applies. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage. “Event of Default” has the meaning set forth in Section 6.01. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official government interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code. “Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward, if necessary, to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Effective Date; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Rate” for such day shall be the Federal Funds Rate for the last day on which such rate was announced. “GAAP” means United States generally accepted accounting principles applied on a consistent basis. 5

“Governmental Authority” means any federal, state or local government, authority, agency, central bank, quasi-governmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law. “Group of Loans” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Euro-Dollar Loans of the same Type having the same Interest Period at such time; provided that if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Sections 2.12 or 2.16, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made. “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Debt, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. “Guarantor” has the meaning set forth in the introductory paragraph hereto. “Guaranty” means the guaranty of the Guarantor set forth in Article IX. “Hazardous Substances” means any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics. “Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years issued by any of the Loan Parties, or any business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly Owned Subsidiaries) at all times by the Guarantor or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of the Guarantor or a Subsidiary of the Guarantor, as the case may be, and (B) payments made from time to time on the subordinated debt. “Indemnitee” has the meaning set forth in Section 8.03(b). “Interest Period” means with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Conversion/Continuation and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided, that: (i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period which begins on the last Business Day of a calendar month 6

(or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and (iii) no Interest Period shall end after the Termination Date. “Interest Rate Protection Agreements” means any agreement providing for an interest rate swap, cap or collar, or any other financial agreement designed to protect against fluctuations in interest rates. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute. “Lender” means each bank or other lending institution listed in Appendix A as having a Commitment, each Eligible Assignee that becomes a Lender pursuant to Section 8.06(c) and their respective successors. “LIBOR Successor Rate” shall have the meaning specified in Section 2.12. “LIBOR Successor Rate Conforming Changes” shall have the meaning specified in Section 2.12. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance intended to confer or having the effect of conferring upon a creditor a preferential interest. “Loan” means a Base Rate Loan or a Euro-Dollar Loan, and “Loans” means any combination of the foregoing. “Loan Documents” means this Agreement and the Notes. “Loan Parties” means the Borrower and the Guarantor. “London Interbank Offered Rate” means for any Euro-Dollar Loan for any Interest Period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such Euro-Dollar Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)). “Margin Stock” means “margin stock” as such term is defined in Regulation U. “Material Adverse Effect” means (i) any material adverse effect upon the business, assets, financial condition or operations of the Guarantor or the Guarantor and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Loan Parties taken as a whole to perform their obligations under this Agreement, the Notes or the other Loan Documents or (iii) a material adverse effect on the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents. “Material Debt” means Debt (other than the Notes) of any Loan Party in a principal or face 7 amount exceeding $50,000,000. “Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000. For the avoidance of doubt, where any two or more Plans, which individually do not have Unfunded Liabilities in excess of $50,000,000, but collectively have aggregate Unfunded Liabilities in excess of $50,000,000, all references to Material Plan shall be deemed to apply to such Plans as a group. “Material Subsidiary” means each Subsidiary of the Guarantor listed on Schedule 5.14 and each other Subsidiary of the Guarantor designated by the Guarantor as a “Material Subsidiary” in writing to the Administrative Agent, in either case, for so long as such Material Subsidiary shall be a Wholly Owned Subsidiary of the Guarantor. “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select. “Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions. “New Lender” means with respect to any event described in Section 2.06(b), an Eligible Assignee which becomes a Lender hereunder as a result of such event, and “New Lenders” means any two or more of such New Lenders. “Non-Consenting Lender” has the meaning set forth in Section 8.05. “Non-Recourse Debt” means Debt that is nonrecourse to any Loan Party or any asset of any Loan Party. “Non-U.S. Lender” has the meaning set forth in Section 2.15(e). “Note” means a promissory note, substantially in the form of Exhibit B hereto, issued at the request of a Lender evidencing the obligation of the Borrower to repay outstanding Loans. “Notice of Borrowing” has the meaning set forth in Section 2.02. “Notice of Conversion/Continuation” has the meaning set forth in Section 2.05(d)(ii). “Obligations” means: (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan, fees payable or Reimbursement Obligation under, or any Note issued pursuant to, this Agreement or any other Loan Document; (ii) all other amounts now or hereafter payable by the Borrower and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower pursuant to 8 this Agreement or any other Loan Document; (iii) all expenses of the Administrative Agent as to which the Administrative Agent has a right to reimbursement under Section 8.03(a) hereof or under any other similar provision of any other Loan Document; (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.03 hereof or under any other similar provision of any other Loan Document; and (v) in the case of each of clauses (i) through (iv) above, together with all renewals, modifications, consolidations or extensions thereof. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” has the meaning set forth in Section 2.15(b). “Participant” has the meaning set forth in Section 8.06(b). “Participant Register” has the meaning set forth in Section 8.06(b). “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA. “Permitted Business” with respect to any Person means a business that is the same or similar to the business of the Guarantor or any Subsidiary of the Guarantor as of the Effective Date, or any business reasonably related thereto. “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. “Plan” means at any time an employee pension benefit plan (including a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group. “Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at the main banking office of the Administrative Agent in New York, New York as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced. 9

“Public Reporting Company” means a company subject to the periodic reporting requirements of the Securities and Exchange Act of 1934. “Quarterly Date” means the last Business Day of each of March, June, September and December. “Rating Agency” means S&P or Moody’s, and “Rating Agencies” means both of them. “Register” has the meaning set forth in Section 8.06(e). “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation. “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, administrators, managers, agents, representatives and advisors of such Person and of such Person’s Affiliates. “Replacement Date” has the meaning set forth in Section 2.06(b). “Replacement Lender” has the meaning set forth in Section 2.06(b). “Required Lenders” means at any time Lenders having greater than 50% of the aggregate amount of the Commitments of all Lenders or, if the Commitments shall have been terminated, having greater than 50% of the aggregate amount of the sum of the aggregate principal amount of the outstanding Loans of the Lenders at such time. “Retiring Lender” means a Lender that ceases to be a Lender hereunder pursuant to the operation of Section 2.06(b). “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select. “Sanctioned Country” means a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (currently, Cuba, Iran, North Korea, Sudan, and Syria). “Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are, (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country. “Sanctions” means sanctions administered or enforced by OFAC, the U.S. State Department, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom or any other applicable sanctions authority. “Scheduled Unavailability Date” shall have the meaning specified in Section 2.12. “SEC” means the Securities and Exchange Commission. “Subsidiary” of a Person means any Corporation, a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary 10 or Subsidiaries of the Borrower. “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. “Taxes” has the meaning set forth in Section 2.15(a). “Termination Date” means March 26, 2021. “Type”, when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. “Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA. “United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions. “Voting Stock” means stock (or other interests) of a Corporation having ordinary voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. “Wholly Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the Voting Stock of which (except directors’ qualifying shares) is at the time directly or indirectly owned by such Person. Section 1.02 Divisions. For all purposes under the Loan Documents, pursuant to any statutory division or plan of division under Delaware law, including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under a different state’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of one or more different Persons, then such asset, right, obligation or liability shall be deemed to have been transferred from the original Person to the subsequent Person(s) on the date such division becomes effective, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests on the date such division becomes effective. ARTICLE II AMOUNTS AND TERMS OF THE LOANS Section 2.01 Commitments to Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Section 2.01 on the Effective Date in an amount not to exceed its Commitment; provided, that, immediately after giving effect to each such Loan, the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the aggregate Commitments. Each Borrowing shall be in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the 11 several Lenders ratably in proportion to their respective Commitments. The Borrower may make only one Borrowing hereunder and immediately following the making of the initial Loan on the Effective Date, the Commitments shall terminate. Any amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Section 2.02 Notice of Borrowing. The Borrower shall give the Administrative Agent notice which notice may be in writing or by telephone immediately confirmed in writing substantially in the form of Exhibit A-1 hereto (a “Notice of Borrowing”, it being understood that the Administrative Agent may rely on the authority of any individual making any such a telephonic request without the necessity of receipt of such written confirmation) not later than (a) 11:30 A.M. (New York time) on the date of each Base Rate Borrowing and (b) 12:00 Noon (New York, New York time) on the third Business Day before each Euro-Dollar Borrowing, specifying: (i) the date of such Borrowing, which shall be a Business Day; (ii) the aggregate amount of such Borrowing; (iii) the initial Type of the Loans comprising such Borrowing; and (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period. Section 2.03 Notice to Lenders; Funding of Loans. (a) Notice to Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share of the Borrowing referred to in the Notice of Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower. (b) Funding of Loans. Not later than (a) 1:00 P.M. (New York, New York time) on the Effective Date in respect of any Base Rate Borrowing to be made on the Effective Date and (b) 12:00 Noon (New York, New York time) on the Effective Date in respect of any Euro- Dollar Borrowing to be made on the Effective Date, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York, New York to the Administrative Agent at its address referred to in Section 8.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent shall apply any funds so received in respect of a Borrowing available to the Borrower at the Administrative Agent’s address not later than (a) 3:00 P.M. (New York, New York time) on the date of each Base Rate Borrowing and (b) 2:00 P.M. (New York, New York time) on the date of each Euro-Dollar Borrowing. (c) Funding By the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (except in the case of a Base Rate Borrowing, in which case prior to the time of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05, in the case of the 12

Borrower, and (ii) the Federal Funds Rate, in the case of such Lender. Any payment by the Borrower hereunder shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of a Borrowing available to the Administrative Agent. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement. (d) Obligations of Lenders Several. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing. Section 2.04 Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. (d) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.06(c)) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 8.06(c), except to the extent that any Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above. Section 2.05 Interest Rates. (a) Interest Rate Options. The Loans shall, at the option of the Borrower and except as otherwise provided herein, be incurred and maintained as, or converted into, one or more Base Rate Loans or Euro-Dollar Loans. (b) Base Rate Loans. Each Loan which is made as, or converted into, a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Percentage for Base Rate Loans for such day. Such interest shall, in each case, be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan 13 converted to a Euro- Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest beyond any period of grace contemplated in Section 6.01(b) on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day. (c) Euro-Dollar Loans. Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted London Interbank Offered Rate for such Interest Period plus the Applicable Percentage for Euro-Dollar Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest beyond any period of grace contemplated in Section 6.01(b) on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the sum of (A) the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due plus (B) the Applicable Percentage for Euro-Dollar Loans for such day (or, if the circumstance described in Section 2.12 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day). (d) Method of Electing Interest Rates. (i) Subject to Section 2.05(a), the Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, with respect to each Group of Loans, the Borrower shall have the option (A) to convert all or any part of (y) so long as no Default is in existence on the date of conversion, outstanding Base Rate Loans to Euro-Dollar Loans and (z) outstanding Euro-Dollar Loans to Base Rate Loans; provided, in each case, that the amount so converted shall be equal to $5,000,000 or any larger integral multiple of $1,000,000, or (B) upon the expiration of any Interest Period applicable to outstanding Euro-Dollar Loans, so long as no Default is in existence on the date of continuation, to continue all or any portion of such Loans, equal to $5,000,000 and any larger integral multiple of $1,000,000 in excess of that amount as Euro- Dollar Loans. The Interest Period of any Base Rate Loan converted to a Euro-Dollar Loan pursuant to clause (A) above shall commence on the date of such conversion. The succeeding Interest Period of any Euro-Dollar Loan continued pursuant to clause (B) above shall commence on the last day of the Interest Period of the Loan so continued. Euro-Dollar Loans may only be converted on the last day of the then current Interest Period applicable thereto or on the date required pursuant to Section 2.16. (ii) The Borrower shall deliver a written notice of each such conversion or continuation (a “Notice of Conversion/Continuation”) to the Administrative Agent no later than (A) 12:00 Noon (New York, New York time) at least three (3) Business Days before the effective date of the proposed conversion to, or continuation of, a Euro Dollar Loan and (B) 11:30 A.M. (New York, New York time) on the day of a conversion to a Base Rate Loan. A written Notice of Conversion/Continuation shall be substantially in the form of Exhibit A-2 attached hereto and shall specify: (A) the Group of Loans (or portion thereof) to which such notice applies, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) the aggregate amount of the Loans being converted/continued, (D) an election between the Base Rate and the Adjusted London Interbank Offered Rate and (E) in the case of a conversion to, or a continuation of, Euro-Dollar Loans, the requested Interest Period. Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent shall give each Lender prompt notice of the contents thereof and such Lender’s pro rata share of all conversions and continuations requested therein. If no timely Notice of Conversion/Continuation is delivered by 14 the Borrower as to any Euro-Dollar Loan, and such Loan is not repaid by the Borrower at the end of the applicable Interest Period, such Loan shall be converted automatically to a Base Rate Loan on the last day of the then applicable Interest Period. (e) Determination and Notice of Interest Rates. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any notice with respect to Euro-Dollar Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to adjustments in the Applicable Percentage applicable to such Loans after the beginning of the Interest Period applicable thereto. When during an Interest Period any event occurs that causes an adjustment in the Applicable Percentage applicable to Loans to which such Interest Period is applicable, the Administrative Agent shall give prompt notice to the Borrower and the Lenders of such event and the adjusted rate of interest so determined for such Loans, and its determination thereof shall be conclusive in the absence of manifest error. Section 2.06 Replacement of Lenders. (a) If (A) any Lender has demanded compensation or indemnification pursuant to Sections 2.12, 2.13, 2.14 or 2.15, (B) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 2.13, (C) any Lender is a Non-Consenting Lender referred to in Section 8.05 (each such Lender described in clauses (A), (B), or (C) being a “Retiring Lender”), the Borrower shall have the right, if no Default then exists, to replace such Lender with one or more Eligible Assignees (which may be one or more of the Continuing Lenders) (each a “Replacement Lender” and, collectively, the “Replacement Lenders”) reasonably acceptable to the Administrative Agent. The replacement of a Retiring Lender pursuant to this Section 2.06(a) shall be effective on the tenth Business Day (the “Replacement Date”) following the date of notice given by the Borrower of such replacement to the Retiring Lender and each Continuing Lender through the Administrative Agent, subject to the satisfaction by the Replacement Lender of the conditions to assignment and assumption set forth in Section 8.06(c) (with all fees payable pursuant to Section 8.06(c) to be paid by the Borrower) and, in connection therewith, the Replacement Lender(s) shall pay to the Retiring Lender an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Retiring Lender; and (b) the Borrower shall have paid to the Administrative Agent for the account of the Retiring Lender an amount equal to all obligations owing to the Retiring Lender by the Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of the Borrower referred to in the last sentence of clause (a) above). On the Replacement Date, each Replacement Lender that is a New Lender shall become a Lender hereunder to the extent of the Commitment of the Retiring Lender assumed by such Replacement Lender, and the Retiring Lender shall cease to constitute a Lender hereunder; provided, that the provisions of Sections 2.10, 2.14, 2.15 and 8.03 of this Agreement shall continue to inure to the benefit of a Retiring Lender with respect to any Loans made or any other actions taken by such Retiring Lender while it was a Lender. Section 2.07 Maturity of Loans; Mandatory Prepayments. (a) Scheduled Repayments and Prepayments of Loans. The Loans shall mature on the Termination Date, and any Loans then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on such date. 15

(b) Applications of Prepayments and Reductions. (i) Each payment or prepayment of Loans pursuant to this Section 2.07 shall be applied ratably to the respective Loans of all of the Lenders. (ii) Each payment of principal of the Loans shall be made together with interest accrued on the amount repaid to the date of payment. (iii) Each payment of the Loans shall be applied to such Groups of Loans as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent). Section 2.08 Optional Prepayments. (a) Subject to Section 2.09, the Borrower may (i) upon at least one Business Days’ notice to the Administrative Agent, prepay any Base Rate Borrowing or (ii) upon at least three (3) Business Days’ notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing. (b) Notice to Lenders. Upon receipt of a notice of prepayment pursuant to Section 2.08(a), the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower. Section 2.09 General Provisions as to Payments. (a) Payments by the Borrower. The Borrower shall make each payment of principal of and interest on the Loans and fees hereunder (other than fees payable directly to the Lender) not later than 12:00 Noon (New York, New York time) on the date when due, without set-off, counterclaim or other deduction, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 8.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of or interest on the Base Rate Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of or interest on the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. (b) Distributions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate. Section 2.10 Funding Losses. If the Borrower makes any payment of principal with respect to 16 any Euro-Dollar Loan pursuant to the terms and provisions of this Agreement (any conversion of a Euro- Dollar Loan to a Base Rate Loan pursuant to Section 2.12 being treated as a payment of such Euro-Dollar Loan on the date of conversion for purposes of this Section 2.10) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow, convert or prepay any Euro-Dollar Loan after notice has been given in accordance with the provisions of this Agreement, or in the event of payment in respect of any Euro- Dollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.04(b), the Borrower shall reimburse each Lender within fifteen (15) days after demand for any resulting loss or expense incurred by it (and by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided, that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Section 2.11 Computation of Interest and Fees. Interest on Loans based on the Base Rate hereunder (other than pursuant to clause (iii) of the definition of “Base Rate”) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed. All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Section 2.12 Basis for Determining Interest Rate Inadequate, Unfair or Unavailable. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan (a) Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period; or (b) the Administrative Agent shall determine that no reasonable means exists for determining the Adjusted London Interbank Offered Rate, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans shall be suspended; and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two (2) Business Days before the date of (or, if at the time the Borrower receives such notice the day is the date of, or the date immediately preceding, the date of such Euro-Dollar Borrowing, by 10:00 A.M. (New York, New York time) on the date of) any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders have determined, that: (i) the circumstances set forth in Section 2.13 have occurred and such circumstances are unlikely to be temporary; (ii) the administrator of the London Interbank Offered Rate or a Governmental Authority having jurisdiction over such Lender has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or (iii) any applicable interest rate specified herein (other than the Prime Rate or the Federal Funds Rate) is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and such Borrower shall negotiate in good faith to amend this Agreement to replace the London Interbank Offered Rate with an 17 alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 P.M. (New York, New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify each Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Euro-Dollar Loans shall be suspended (to the extent of the affected Euro-Dollar Loans or Interest Periods only), and (y) the London Interbank Offered Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, any Borrower may revoke any pending request for a Borrowing of, conversion to, or continuation of Euro-Dollar Loans (to the extent of the affected Euro-Dollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a Base Rate Borrowing (subject to the foregoing clause (y)) in the amount specified therein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0% for purposes of this Agreement. For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, determined by the Administrative Agent with the consent of the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement. Section 2.13 Illegality. If, on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such 18

Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day. Section 2.14. Increased Cost and Reduced Return. (a) Increased Costs. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall (i) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of or credit extended by, any Lender (or its Applicable Lending Office), (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any participation in any Euro-Dollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (other than (A) Taxes, (B) Other Taxes and (C) the imposition of, or any change in the rate of, any taxes described in clauses (i) through (iv) of the definition of Taxes in Section 2.15(a), (D) Connection Income Taxes, and (E) Taxes attributable to a Lender’s failure to comply with Section 2.15(e) and or (iii) impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, Notes, obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts, as determined by such Lender in good faith, as will compensate such Lender for such increased cost or reduction, solely to the extent that any such additional amounts were incurred by such Lender within ninety (90) days of such demand. (b) Capital Adequacy. If any Lender shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or any Person controlling such Lender) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or any Person controlling such Lender) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or any Person controlling such Lender) for such reduction, solely to the extent that any such additional amounts were incurred by such Lender within ninety (90) days of such demand. (c) Notices. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, that will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. 19

(d) Notwithstanding anything to the contrary herein, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” under this Article II regardless of the date enacted, adopted or issued and (z) except as may be provided in Section 2.15(a), the Lenders shall not be entitled to assert any claim under this Section 2.14 in respect of or attributable to taxes. Section 2.15 Taxes. (a) Payments Net of Certain Taxes. Any and all payments made by or on account of any Loan Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings and all liabilities with respect thereto, excluding: (i) taxes imposed on or measured by the net income (including branch profits or similar taxes) of, and gross receipts, franchise or similar taxes imposed on, the Administrative Agent or any Lender (A) by the jurisdiction (or subdivision thereof) under the laws of which such Lender or the Administrative Agent is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located, or (B) that are Other Connection Taxes, (ii) in the case of each Lender, any United States withholding tax imposed on such payments, but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement or changes its Applicable Lending Office, (iii) any backup withholding tax imposed by the United States (or any state or locality thereof) on a Lender or the Administrative Agent, and (iv) any taxes imposed by FATCA (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.15(a)) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Loan Party shall deliver to the Administrative Agent, for delivery to such Lender, the original or a certified copy of a receipt evidencing payment thereof. (b) Other Taxes. In addition, each Loan Party agrees to pay any and all present or future stamp or court or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement, any Note or any other Loan Document or from the execution, delivery, performance, registration or enforcement of, or otherwise with respect to, this Agreement, any Note or any other Loan Document (collectively, “Other Taxes”). (c) Indemnification. Each Loan Party agrees to jointly and severally indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.15(c)), whether or not correctly or legally asserted, paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto as certified in good faith to the Borrower by each Lender or the Administrative Agent seeking indemnification pursuant to this Section 2.15(c). This indemnification shall be paid within 15 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor. 20

(d) Refunds or Credits. If a Lender or the Administrative Agent receives a refund, credit or other reduction from a taxation authority for any Taxes or Other Taxes for which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.15, it shall within fifteen (15) days from the date of such receipt pay over the amount of such refund, credit or other reduction to the Borrower (but only to the extent of indemnity payments made or additional amounts paid by the Loan Parties under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund, credit or other reduction), net of all reasonable out- of-pocket expenses of such Lender or the Administrative Agent (as the case may be) and without interest (other than interest paid by the relevant taxation authority with respect to such refund, credit or other reduction); provided, however, that each Loan Party agrees to repay, upon the request of such Lender or the Administrative Agent (as the case may be), the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund or credit to such taxation authority. (e) Tax Forms and Certificates. (i) Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower on or about the date on which such Lender becomes a Lender under this Agreement, at any time such Lender changes its Applicable Lending Office and from time to time thereafter upon the reasonable request of the Borrower, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (ii) any Lender that is not a “United States person” within the meaning of Section 7701(a)(3) of the Code (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Non- U.S. Lender becomes a Lender under this Agreement, at any time such Lender changes its Applicable Lending Office and from time to time thereafter upon the reasonable request of the Borrower, whichever of the following is applicable: (A) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of IRS Form W-8ECI; (C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (D) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner; (iii) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date which such Non-U.S. Lender becomes a Lender under this Agreement, at any time such Lender changes its Applicable Lending Office and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to 21 determine the withholding or deduction required to be made; and (iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (f) Exclusions. No Loan Party shall be required to indemnify any Non-U.S. Lender, or to pay any additional amount to any Non-U.S. Lender, pursuant to Sections 2.15(a), (b) or (c) in respect of Taxes or Other Taxes to the extent that the obligation to indemnify or pay such additional amounts, would not have arisen but for the failure of such Non-U.S. Lender to comply with the provisions of Section 2.15(e). (g) Mitigation. If any Loan Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.15, then such Lender will use reasonable efforts (which shall include efforts to rebook the Loans held by such Lender to a new Applicable Lending Office, or through another branch or affiliate of such Lender) to change the jurisdiction of its Applicable Lending Office if, in the good faith judgment of such Lender, such efforts (i) will eliminate or, if it is not possible to eliminate, reduce to the greatest extent possible any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous, in the sole determination of such Lender, to such Lender. Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to deliver to Borrower any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. (h) Confidentiality. Nothing contained in this Section shall require any Lender or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary). Section 2.16 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (a) the obligation of any Lender to make or maintain, or to convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 2.13 or (b) any Lender has demanded compensation under Section 2.14(a) with respect to its Euro-Dollar Loans and, in any such case, the Borrower shall, by at least four (4) Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply: (i) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro Dollar Loans of the other Lenders); and (ii) after each of its Euro-Dollar Loans has been repaid, all payments of principal 22 that would otherwise be applied to repay such Loans shall instead be applied to repay its Base Rate Loans. If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders. ARTICLE III CONDITIONS Section 3.01 Conditions to Closing. The effectiveness of this Agreement and the obligation of each Lender to make a Loan on the Effective Date hereunder is subject to the satisfaction of the following conditions: (a) This Agreement. The Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party). (b) Notes. On or prior to the Effective Date, the Administrative Agent shall have received a duly executed Note for the account of each Lender requesting delivery of a Note pursuant to Section 2.04. (c) Officers’ Certificate. The Administrative Agent shall have received a certificate dated the Effective Date signed on behalf of each Loan Party by any Authorized Officer of such Loan Party stating that (A) on the Effective Date and after giving effect to the Loans being made or issued on the Effective Date, no Default shall have occurred and be continuing, and (B) the representations and warranties of such Loan Party contained in the Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date in which case they were true and correct as of such earlier date. (d) Secretary’s Certificates. On the Effective Date, the Administrative Agent shall have received (i) a certificate of the Secretary of State (or equivalent body) of the jurisdiction of incorporation dated as of a recent date, as to the good standing of each Loan Party and (ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true, correct and complete copy of (x) the articles of incorporation of such Loan Party certified by the Secretary of State (or equivalent body) of the jurisdiction of incorporation of such Loan Party and (y) the bylaws of such Loan Party, (B) as to the absence of dissolution or liquidation proceedings by or against such Loan Party, (C) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and each other document delivered in connection herewith or therewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer of such Loan Party executing the Loan Documents to which such Loan Party is a party or any other document delivered in connection herewith or therewith. (e) Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received from counsel to the Loan Parties, opinions addressed to the Administrative Agent and each Lender, dated the Effective Date, substantially in the form of Exhibit C hereto. 23

(f) Consents. All necessary governmental (domestic or foreign), regulatory and third party approvals, if any, authorizing borrowings hereunder in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Administrative Agent, materially adverse conditions upon the consummation of such transactions. (g) Payment of Fees. All costs, fees and expenses due to the Administrative Agent, the Arranger and the Lenders accrued through the Effective Date shall have been paid in full. (h) Counsel Fees. The Administrative Agent shall have received full payment from the Borrower of the fees and expenses of Winston & Strawn LLP described in Section 8.03 which are billed through the Effective Date and which have been invoiced one Business Day prior to the Effective Date. Section 3.02 Conditions to All Credit Events. The obligation of any Lender to make any Loan hereunder is subject to the satisfaction of the following conditions: (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02; (b) the fact that, immediately before and after giving effect to such Credit Event, no Default shall have occurred and be continuing; and (c) the fact that the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Credit Event, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date and except for the representations in Section 4.04(c), Section 4.05, Section 4.13 and Section 4.14(a), which shall be deemed only to relate to the matters referred to therein on and as of the Effective Date. Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Loan Parties on the date of such Credit Event as to the facts specified in clauses (b) and (c) of this Section. ARTICLE IV REPRESENTATIONS AND WARRANTIES The Guarantor represents and warrants that, and as to the Borrower, the Borrower represents and warrants that: Section 4.01 Status. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate authority to execute and deliver this Agreement and each other Loan Document to which it is a party and perform its obligations hereunder and thereunder. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate authority to execute and deliver this Agreement and each other Loan Document to which it is a party and perform its obligations hereunder and thereunder. Section 4.02 Authority; No Conflict. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party have been duly authorized by all necessary corporate action and do not violate (i) any provision of law or regulation, or any decree, order, writ or judgment, (ii) any provision of its articles of incorporation or bylaws, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which such Loan Party 24 is a party. Section 4.03 Legality; Etc. This Agreement and each other Loan Document (other than the Notes) to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, and the Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their terms except to the extent limited by (a) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other similar laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (b) any applicable public policy on enforceability of provisions relating to contribution and indemnification. Section 4.04 Financial Condition. (a) Audited Financial Statements. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 2019 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to each of the Administrative Agent and the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. (b) [Intentionally Omitted]. (c) Material Adverse Change. Since December 31, 2019 there has been no change in the business, assets, financial condition or operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole that would materially and adversely affect the Guarantor’s ability to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. Since December 31, 2019 there has been no change in the business, assets, financial condition or operations of the Borrower that would materially and adversely affect the Borrower’s ability to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. Section 4.05 Litigation. Except as disclosed in or contemplated by the Guarantor’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019 or any subsequent report of the Guarantor filed with the SEC on Form 10-K, 10-Q or 8-K, or as otherwise disclosed in writing to the Administrative Agent and each Lender prior to the Effective Date, no litigation, arbitration or administrative proceeding against the Guarantor or any of its Subsidiaries is pending or, to the Guarantor’s knowledge, threatened, which would reasonably be expected to materially and adversely affect the ability of any Loan Party to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of any Loan Party, threatened which questions the validity of this Agreement or the other Loan Documents to which it is a party. Section 4.06 No Violation. No part of the proceeds of the borrowings by hereunder will be used, directly or indirectly by the Borrower for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulations U or X of said Board of Governors. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such “margin stock”. Section 4.07 ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Material Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the 25

Internal Revenue Code with respect to each Material Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Material Plan, (ii) failed to make any contribution or payment to any Material Plan, or made any amendment to any Material Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Section 4.08 Governmental Approvals. No authorization, consent or approval from any Governmental Authority is required for the execution, delivery and performance by any Loan Party of this Agreement, the Notes and the other Loan Documents to which it is a party and except such authorizations, consents and approvals as shall have been obtained prior to the Effective Date and shall be in full force and effect. Section 4.09 Investment Company Act. Neither the Borrower nor the Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Section 4.10 Tax Returns and Payments. Each Loan Party has filed or caused to be filed all Federal, state, local and foreign income tax returns required to have been filed by it and has paid or caused to be paid all income taxes shown to be due on such returns except income taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP or that would not reasonably be expected to have a Material Adverse Effect. Section 4.11 Compliance with Laws. (a) To the knowledge of the Guarantor, the Guarantor and its Material Subsidiaries are in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of their respective businesses and the ownership of their respective property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (i) any alleged non-compliance is being contested in good faith by appropriate proceedings or (ii) such non-compliance would not reasonably be expected to materially and adversely affect the ability of the Loan Parties to perform any of their respective obligations under this Agreement, the Notes or any other Loan Document to which they are a party; and (b) To the knowledge of the Borrower, the Borrower is in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business, except to the extent (i) any alleged non-compliance is being contested in good faith by appropriate proceedings or (ii) such non-compliance would not reasonably be expected to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement, the Notes or any other Loan Document to which it is a party. Section 4.12 No Default. No Default has occurred and is continuing. Section 4.13 Environmental Matters. (a) Except (x) as disclosed in or contemplated by the Guarantor’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019, or in any subsequent report of the Guarantor filed with the SEC on Form 10-K, 10-Q or 8-K or as otherwise disclosed in writing to the Administrative Agent and each Lender, or (y) to the extent that the liabilities of the Guarantor and its Subsidiaries, taken as a whole, that relate to or could reasonably be expected to result from the matters referred to in clauses (i) through (iii) below of this Section 4.13(a), inclusive, would not reasonably be expected to result in a Material Adverse Effect: 26

(i) no notice, notification, citation, summons, complaint or order has been received by the Guarantor or any of its Subsidiaries, no penalty has been assessed nor is any investigation or review pending or, to the Guarantor’s or any of its Subsidiaries’ knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by or liability of the Guarantor or any of its Subsidiaries of or under any Environmental Law, (B) alleged failure by the Guarantor or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, storage, treatment, disposal, transportation or release of Hazardous Substances; (ii) to the Guarantor’s or any of its Subsidiaries’ knowledge, no Hazardous Substance has been released (and no written notification of such release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Guarantor or any of its Subsidiaries; and (iii) no property now or previously owned, leased or operated by the Guarantor or any of its Subsidiaries or, to the Guarantor’s or any of its Subsidiaries’ knowledge, any property to which the Guarantor or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Guarantor’s or any of its Subsidiaries’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up. (b) Except as disclosed in or contemplated by the Guarantor’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019, or in any subsequent report of the Guarantor filed with the SEC on Form 10-K, 10-Q or 8-K or otherwise disclosed in writing to the Administrative Agent and each Lender, to the Guarantor’s knowledge there are no Environmental Liabilities that have resulted or could reasonably be expected to result in a Material Adverse Effect. (c) For purposes of this Section 4.13, the terms “the Guarantor” and “Subsidiary” shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Guarantor or any of its Subsidiaries from the time such business or business entity became a Subsidiary of the Guarantor. Section 4.14 Material Subsidiaries and Ownership. (a) As of the Effective Date, (i) Schedule 4.14 states the name of each of the Guarantor’s Material Subsidiaries and its jurisdiction or jurisdictions of organization or incorporation, as applicable, (ii) except as disclosed in Schedule 4.14, each such Subsidiary is a Wholly Owned Subsidiary of the Guarantor, and (iii) each of the Guarantor’s Material Subsidiaries is in good standing in the jurisdiction or jurisdictions of its organization or incorporation, as applicable, and has all corporate or other organizational powers to carry on its businesses except where failure to do so would not reasonably be expected to have a Material Adverse Effect. (b) Each of the Guarantor’s Material Subsidiaries is duly organized or incorporated and validly existing under the laws of the jurisdiction or jurisdictions of its organization or incorporation, as applicable. Section 4.15 OFAC. None of the Borrower, the Guarantor any Subsidiary of the Guarantor, nor, to the knowledge of the Guarantor or the Borrower, any director, officer, or Affiliate of the Borrower, the Guarantor or any of its Subsidiaries: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in 27

Sanctioned Persons or in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any Loan will not be used, directly or indirectly, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. ARTICLE V COVENANTS Each Loan Party agrees that from and after the Effective Date: Section 5.01 Information. The Loan Parties will deliver or cause to be delivered to the Lenders (it being understood that the posting of the information required in clauses (a), (b) and (f) of this Section 5.01 on the Borrower’s website or the Guarantor’s website (http://www.pplweb.com) or making such information available on IntraLinks, SyndTrak (or similar service) shall be deemed to be effective delivery to the Lenders): (a) Annual Financial Statements. Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Guarantor is not a Public Reporting Company, within one hundred and five (105) days after the end of each fiscal year of the Guarantor), a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis. (b) Quarterly Financial Statements. Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Guarantor is not a Public Reporting Company, within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of the Guarantor)), a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such fiscal quarter, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by any Authorized Officer of the Guarantor. (c) Officer’s Certificate. Simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of any Authorized Officer of the Guarantor, (i) setting forth in reasonable detail the calculations required to establish compliance with the requirements of Section 5.09 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the applicable Loan Party is taking or proposes to take with respect thereto. (d) Default. Forthwith upon acquiring knowledge of the occurrence of any (i) Default or (ii) Event of Default, in either case a certificate of an Authorized Officer of the applicable Loan Party setting forth the details thereof and the action which the applicable Loan Party is taking or proposes to take with respect thereto. (e) Change in Borrower’s Ratings. Promptly, upon any Authorized Officer obtaining knowledge of any change in a Borrower’s Rating, a notice of such Borrower’s Rating in effect after giving effect to such change. 28

(f) Securities Laws Filing. To the extent the Guarantor or the Borrower is a Public Reporting Company, promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC, a copy of any Form 10-K Report to the SEC and a copy of any Form 10-Q Report to the SEC, and promptly upon the filing thereof, any other filings with the SEC. (g) ERISA Matters. If and when any member of the ERISA Group: (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives, with respect to any Material Plan that is a Multiemployer Plan, notice of any complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Material Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a copy of such notice, a certificate of the chief accounting officer or controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take. (h) Other Information. From time to time such additional financial or other information regarding the financial condition, results of operations, properties, assets or business of the Guarantor or any of its Subsidiaries as any Lender may reasonably request. Each Loan Party hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their respective securities) (each, a “Public Lender”). Each Loan Party hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined below), they shall be treated as set forth in Section 8.12; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting (subject to Section 8.12) on a portion of the Platform not designated “Public Investor.” “Information” means all information received from the Guarantor or any of its Subsidiaries relating to the Guarantor or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative 29

Agent or any Lender on a nonconfidential basis prior to disclosure by the Guarantor or any of its Subsidiaries; provided that, in the case of information received from the Guarantor or any of its Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Section 5.02 Maintenance of Insurance. Each Loan Party will maintain, or cause to be maintained, insurance with financially sound (determined in the reasonable judgment of the Borrower) and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which such Loan Party operates. Section 5.03 Conduct of Business and Maintenance of Existence. Each Loan Party will (a) continue to engage in businesses of the same general type as now conducted by such Loan Party and, in the case of the Guarantor, its Subsidiaries and businesses related thereto or arising out of such businesses, except to the extent that the failure to maintain any existing business would not have a Material Adverse Effect and (b) except as otherwise permitted in Section 5.07, preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate (or other entity) existence and their respective rights, privileges and franchises necessary or material to the normal conduct of business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 5.04 Compliance with Laws, Etc. Each Loan Party will comply with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or (b) noncompliance could not reasonably be expected to have a Material Adverse Effect. Section 5.05 Books and Records. Each Loan Party (a) will keep, and, in the case of the Guarantor, will cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP and (b) will permit representatives of the Administrative Agent and each of the Lenders to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, any employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided, that, the rights created in this Section 5.05 to “visit”, “inspect”, “discuss” and copy shall not extend to any matters which such Loan Party deems, in good faith, to be confidential, unless the Administrative Agent and any such Lender agree in writing to keep such matters confidential. Section 5.06 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes of the Borrower and its Affiliates, including for working capital purposes and for making investments in or loans to the Guarantor and Affiliates of the Loan Parties. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock within the meaning of Regulation U. Section 5.07 Merger or Consolidation. No Loan Party will merge with or into or consolidate with or into any other corporation or entity, unless (a) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default, (b) the surviving or resulting Person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of such Loan Party under this 30

Agreement, (c) in the case of the Guarantor, substantially all of the consolidated assets and consolidated revenues of the surviving or resulting Person, as the case may be, are anticipated to come from the utility or energy businesses and (d) in the case of the Borrower, the senior unsecured long-term debt ratings (without giving effect to any third party credit enhancement except for a guaranty of the Guarantor or a permitted successor) from both Rating Agencies of the surviving or resulting Person, as the case may be, immediately following the merger or consolidation is equal to or greater than the Borrower’s Ratings from both Rating Agencies immediately preceding the announcement of such consolidation or merger. Section 5.08 Asset Sales. Except for the sale of assets required to be sold to conform with governmental requirements, the Guarantor and its Material Subsidiaries shall not consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 25% of the total assets of the Guarantor and its Consolidated Subsidiaries as of the beginning of the Guarantor’s most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above: (a) if any such Asset Sale is in the ordinary course of business of the Guarantor and its Subsidiaries; (b) if the assets subject to any such Asset Sale are worn out or are no longer useful or necessary in connection with the operation of the businesses of the Guarantor or its Subsidiaries; (c) if the assets subject to any such Asset Sale are being transferred to a Wholly Owned Subsidiary of the Guarantor; (d) if the proceeds from any such Asset Sale (i) are, within twelve (12) months of such Asset Sale, invested or reinvested by the Guarantor or any Subsidiary in a Permitted Business, (ii) are used by the Guarantor or any Subsidiary to repay Debt of the Guarantor or such Subsidiary, or (iii) are retained by the Guarantor or any Subsidiary; or (e) if, prior to any such Asset Sale, both Rating Agencies confirm the then-current Borrower’s Ratings after giving effect to any such Asset Sale. Section 5.09 Consolidated Debt to Consolidated Capitalization Ratio. The ratio of Consolidated Debt of the Guarantor to Consolidated Capitalization of the Guarantor shall not exceed 70%, measured as of the end of each fiscal quarter. ARTICLE VI DEFAULTS Section 6.01 Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing: (a) neither Loan Party shall pay when due any principal on any Loans; or (b) neither Loan Party shall pay when due any interest on the Loans, any fee or any other amount payable hereunder or under any other Loan Document for five (5) days following the date such payment becomes due hereunder; or (c) any Loan Party shall fail to observe or perform any of its covenants or agreements contained in Sections 5.05(b), 5.06, 5.07, 5.08 or 5.09; or (d) any Loan Party shall fail to observe or perform any of its covenants or agreements contained in Section 5.01(d)(i) for 30 days after any such failure or in Section 5.01(d)(ii) for ten (10) days after any such failure; or (e) any of the Loan Parties shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clauses (a), (b), (c) or (d) above) for thirty (30) days after written notice thereof has been given to the defaulting party by the Administrative Agent or at the request of the Required Lenders; or 31

(f) any representation, warranty or certification made by any Loan Party in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or (g) any Loan Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Debt beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Debt beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become due prior to its stated maturity; or (h) any Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (i) an involuntary case or other proceeding shall be commenced against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party under the Bankruptcy Code; or (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; or (k) any Loan Party shall fail within sixty (60) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, entered against it that is not stayed on appeal or otherwise being appropriately contested in good faith; or (l) a Change of Control shall have occurred; or (m) the Guaranty shall cease to be in full force or effect or shall be found by any judicial proceeding to be unenforceable or invalid; or the Guarantor shall deny or disaffirm in writing the Guarantor’s obligations under the Guaranty; then, and in every such event, while such event is continuing, the Administrative Agent may, or if requested in writing by the Required Lenders, shall by notice to the Borrower declare the Loans (together with accrued interest and accrued and unpaid fees thereon and all 32 other amounts due hereunder) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind (except as set forth above). ARTICLE VII THE ADMINISTRATIVE AGENT Section 7.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints The Bank of Nova Scotia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 7.01 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Section 7.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Guarantor or any of its Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Section 7.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Loan Parties or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VI and Section 8.06) or (ii) in the absence of its own gross negligence 33 or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (e) the satisfaction of any condition set forth in Section 3.01 or 3.02 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 7.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 7.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 7.05 shall apply to any such sub- agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Section 7.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided 34 to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 7.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 7.06 and Section 8.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Section 7.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 7.08 No Other Duties, etc. Anything herein to the contrary notwithstanding, no joint lead arranger and bookrunner, syndication agent, documentation agent or any other agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents. Section 7.09 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic (collectively, “Laws”) relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time (collectively, “Anti-Terrorism Laws”), including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Laws. ARTICLE VIII MISCELLANEOUS Section 8.01 Notices. Except as otherwise expressly provided herein, all notices and other 35 communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages) or by telephone subsequently confirmed in writing; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article in electronic format. Any notice shall have been duly given and shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified or registered mail, return receipt requested, or posting on an internet web page, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, or telecopy, (ii) on the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service or (iii) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers, in the case of any of the Loan Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto: if to the Loan Parties: PPL Capital Funding, Inc. PPL Corporation Two North Ninth Street Allentown, Pennsylvania 18101-1179 Attention: Treasurer or Assistant Treasurer Telephone: 610-774-5151 Facsimile: 610-774-5235 with a copy to: PPL Services Corporation Two North Ninth Street (GENTW4) Allentown, Pennsylvania 18101-1179 Attention: Frederick C. Paine, Esq. Telephone: 610-774-7445 Facsimile: 610-774-6726 if to the Administrative Agent: The Bank of Nova Scotia 720 King Street West, 4th Floor Toronto, Ontario Canada M5V 2T3 Attention: Nazmul Arefin Telephone: 416-933-5267 Facsimile: 212-225-5709 Email: Nazmul.Arefin@scotiabank.com with copies to GWSLoanOps.USCorp@scotiabank.com Section 8.02 No Waivers; Non-Exclusive Remedies. No failure by the Administrative Agent or any Lender to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Loan 36

Documents shall be cumulative and not exclusive of any rights or remedies provided by law. Section 8.03 Expenses; Indemnification. (a) Expenses. The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including legal fees and disbursements of one primary counsel and any other local counsel retained by the Administrative Agent and the Arranger, in its reasonable discretion, in connection with the preparation, execution, delivery and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) all reasonable out-of-pocket expenses incurred by the Arranger, the Administrative Agent and each Lender, including (without duplication) the fees and disbursements of outside counsel, in connection with any restructuring, workout, collection, bankruptcy, insolvency and other enforcement proceedings in connection with the enforcement and protection of its rights; provided, that the Borrower shall not be liable for any legal fees or disbursements of any counsel for the Administrative Agent, the Arranger and the Lenders incurred prior to the Effective Date other than Winston & Strawn LLP associated with the preparation, execution and delivery of this Agreement and the closing documents contemplated hereby. (b) Indemnity in Respect of Loan Documents. Each of the Loan Parties agrees to jointly and severally indemnify the Arranger, the Administrative Agent and each Lender, their respective Affiliates and the respective directors, officers, trustees, agents, employees and advisors of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and any civil penalties or fines assessed by OFAC), which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (whether by the Guarantor, the Borrower, any Subsidiary or Affiliate of the Borrower or any other Person) in any way relating to or arising out of this Agreement, any other Loan Document or any documents contemplated hereby or thereby or referred to herein or therein or any actual or proposed use of proceeds of Loans hereunder; provided, that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order. (c) Indemnity in Respect of Environmental Liabilities. Each of the Loan Parties agrees to jointly and severally indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses or disbursements of any kind whatsoever (including, without limitation, reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in respect of or in connection with any actual or alleged presence or release of Hazardous Substances on or from any property now or previously owned or operated by the Guarantor or any of its Subsidiaries or any predecessor of the Guarantor or any of its Subsidiaries, or any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights of contribution or any other rights of recovery with respect to liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses and disbursements in respect of or in connection with Environmental Liabilities that it might have by statute or otherwise against any Indemnitee. 37

(d) Waiver of Damages. To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that nothing in this Section 8.03(d) shall relieve any Lender from its obligations under Section 8.12. Section 8.04 Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made or Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan or Note made or held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loan made or Notes held by the other Lenders, and such other adjustments shall be made, in each case as may be required so that all such payments of principal and interest with respect to the Loan made or Note held by the Lenders shall be shared by the Lenders pro rata; provided, that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have for payment of indebtedness of the Borrower other than its indebtedness hereunder. Section 8.05 Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if such amendment or waiver is in writing and is signed by the Loan Parties and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided, that no such amendment or waiver shall, (a) unless signed by each Lender adversely affected thereby, (i) increase the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or of mandatory reductions in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender as in effect at any time shall not constitute an increase in such Commitment), (ii) reduce the principal of or rate of interest on any Loan (except in connection with a waiver of applicability of any post-default increase in interest rates, which waiver may be made with the approval of the Required Lenders) or any fees hereunder, (iii) postpone the date fixed for any payment of interest on any Loan or any fees hereunder or for any scheduled termination of any Commitment, (iv) postpone or change the date fixed for any scheduled payment of principal of any Loan, (v) change any provision hereof in a manner that would alter the pro rata funding of Loans required by Section 2.03(b), the pro rata sharing of payments required by Sections 2.06(b) or 2.08(a) or (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers or (b) unless signed by each Lender, (i) change the definition of Required Lender or this Section 8.05 or Section 8.06(a) or (ii) release the Guarantor from its Obligations under the Guaranty; provided, further, that if, in connection with any proposed amendment or waiver referred to above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 2.06(b). Section 8.06 Successors and Assigns. (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan 38

Party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Lenders and the Administrative Agent, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to this Agreement. (b) Participations. Any Lender may at any time grant to one or more banks or other financial institutions or special purpose funding vehicle (each a “Participant”) participating interests in any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Loan Parties hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement which would (i) extend the Termination Date, reduce the rate or extend the time of payment of principal, interest or fees on any Loan in which such Participant is participating (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof) or (ii) allow the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, without the consent of the Participant, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to this Agreement. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article II with respect to its participating interest to the same extent as if it were a Lender, subject to the same requirements and limitations therein, including the requirements under Section 2.15(e) (it being understood that the documentation required under Section 2.15(e) shall delivered to the participating Lender) to the same extent as if it were a Lender and in no case shall any Participant be entitled to receive any amount payable pursuant to Article II that is greater than the amount such Lender granting such Participant’s participating interest would have been entitled to receive had such Lender not sold such participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (solely for tax purposes) on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (c) Assignments Generally. Any Lender may at any time assign to one or more Eligible Assignees (each, an “Assignee”) all, or a proportionate part (equivalent to an initial amount of not less than $2,000,000 or any larger integral multiple of $1,000,000), of its rights and obligations under this Agreement and the Notes with respect to its Loans and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit E attached hereto executed by such Assignee and such transferor, with (and subject to) the consent of the Borrower and the Administrative Agent, which consents of the Borrower and the Administrative Agent shall not be unreasonably withheld or delayed; provided, that if an Assignee is an Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent of the 39

Borrower or the Administrative Agent shall be required; provided, further, that if at the time of such assignment a Default or an Event of Default has occurred and is continuing, no such consent of the Borrower shall be required; provided, further, that no such assignment may be made prior to the Effective Date without the prior written consent of the Administrative Agent; provided, further, that the provisions of Sections 2.10, 2.14, 2.15 and 8.03 of this Agreement shall inure to the benefit of a transferor with respect to any Loans made or any other actions taken by such transferor while it was a Lender. Upon execution and delivery of such instrument and payment by such Assignee to such transferor of an amount equal to the purchase price agreed between such transferor and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender, as set forth in such instrument of assumption, and the transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such administrative fee in the case of any assignment. Each Assignee shall, on or before the effective date of such assignment, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Taxes in accordance with Section 2.14(e). (d) Assignments to Federal Reserve Banks. Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder. (e) Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 8.06(e), to (i) maintain a register (the “Register”) on which the Administrative Agent will record the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to (ii) retain a copy of each Assignment and Assumption Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Administrative Agent and the other Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the rights to the principal of, and interest on, any Loan made and any Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this Section 8.06(e), otherwise complies with Section 8.06, and prior to such recordation all amounts owing to the transferring Lender with respect to such Loans and Notes shall remain owing to the transferring Lender. The registration of assignment or other transfer of all or part of any Loans and Notes for such Lender shall be recorded by the Administrative Agent on the Register, only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement and payment of the administrative fee referred to in Section 8.06(c). The Register shall be available for inspection by each of the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register. The Borrower may not replace any Lender unless, with respect to any Notes held by such Lender, the requirements of Section 8.65(c) and this Section 8.06(e) have been satisfied. Section 8.07 Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the internal laws of the State of New York. Each Loan 40

Party hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum. Section 8.08 Counterparts; Integration; Effectiveness. This Agreement shall become effective on the Effective Date. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. On and after the Effective Date, this Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Section 8.09 Generally Accepted Accounting Principles. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor’s independent public accountants) with the audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries most recently delivered to the Lenders; provided, that, if the Guarantor notifies the Administrative Agent that the Guarantor wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Guarantor that a Lender wishes to amend Article V for such purpose), then the Guarantor’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Guarantor and such Required Lenders. Section 8.10 Usage. The following rules of construction and usage shall be applicable to this Agreement and to any instrument or agreement that is governed by or referred to in this Agreement. (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby or referred to herein and in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein. (b) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or in any instrument or agreement governed here shall be construed to refer to this Agreement or such instrument or agreement, as applicable, in its entirety and not to any particular provision or subdivision hereof or thereof. (c) References in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, this Agreement unless the context otherwise requires; references in any instrument or agreement governed by or referred to in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, such instrument or agreement unless the context otherwise requires. (d) The definitions contained in this Agreement shall apply equally to the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The term “including” shall be construed to have the same meaning as the phrase “including without limitation”. 41

(e) Unless the context otherwise requires, any definition of or reference to any agreement, instrument, statute or document contained in this Agreement or in any agreement or instrument that is governed by or referred to in this Agreement shall be construed (i) as referring to such agreement, instrument, statute or document as the same may be amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or in any agreement or instrument governed by or referred to in this Agreement), including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (ii) to include (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. Any reference to any Person shall be construed to include such Person’s successors and permitted assigns. (f) Unless the context otherwise requires, whenever any statement is qualified by “to the best knowledge of” or “known to” (or a similar phrase) any Person that is not a natural person, it is intended to indicate that the senior management of such Person has conducted a commercially reasonable inquiry and investigation prior to making such statement and no member of the senior management of such Person (including managers, in the case of limited liability companies, and general partners, in the case of partnerships) has current actual knowledge of the inaccuracy of such statement. (g) Unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time. Section 8.11 WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 8.12 Confidentiality. Each Lender agrees to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender or to the Administrative Agent, (ii) to any other Person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) to the extent requested by, or required to be disclosed to, any rating agency or regulatory agency or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender prohibited by this Agreement, (vi) in connection with any litigation to which the Administrative Agent, any Lender or any of their respective Subsidiaries or Affiliates may be party, (vii) to the extent necessary in connection with the exercise of any remedy hereunder, (viii) to such Lender’s or the Administrative Agent’s Affiliates and their respective directors, officers, employees and agents including legal counsel and independent auditors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ix) with the consent of the Borrower, (x) to Gold Sheets and other similar bank trade publications, such information to consist solely of deal terms and other information customarily found in such publications and (xi) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee or to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Loan Parties’ Obligations hereunder. Notwithstanding the foregoing, the Administrative Agent, any Lender or Winston & Strawn LLP may circulate promotional materials and place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web, in each case, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or other release limited to describing the names of the Loan Parties or their 42

Affiliates, or any of them, and the amount, type and closing date of such transactions, all at their sole expense. Section 8.13 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of each Loan Party and other information that will allow such Lender, or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. Section 8.14 No Fiduciary Duty. The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Loan Parties, their respective Affiliates and/or their respective stockholders (collectively, solely for purposes of this paragraph, the “Borrower Parties”). Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty (other than any implied duty of good faith) between any Lender Party, on the one hand, and any Borrower Party, on the other. The Lender Parties acknowledge and agree that (a) the transactions contemplated by the Loan Documents(including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Loan Parties, on the other and (b) in connection therewith and with the process leading thereto, (i) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Borrower Party on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower Party. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower Party, in connection with such transaction or the process leading thereto. Section 8.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to a Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender. Section 8.16. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. 43

Section 8.17. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. ARTICLE IX GUARANTY Section 9.01 Guaranty. The Guarantor unconditionally, absolutely and irrevocably guarantees to the Administrative Agent and each Lender, as though it was a primary obligor for, the full and punctual payment of the Obligations when due (whether at stated maturity, upon acceleration or otherwise). If the Borrower fails to pay any Obligation punctually when due, the Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Loan Document. Notwithstanding the foregoing, the liability of the Guarantor individually with respect to its obligations, including any payment made pursuant to, this Guaranty shall be limited to an aggregate amount equal to the maximum amount that would not render the Guarantor’s obligations hereunder subject to avoidance under the Bankruptcy Code or any comparable provisions of any applicable state law. This Guaranty is a Guarantee of payment and not merely of collection. Section 9.02 Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (a) any change in the amount or purpose of or the time, manner, method, or place of payment or performance of any of the Obligations or any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Person under any Loan Document, by operation of law or otherwise; (b) any modification, extension, renewal or amendment of or supplement to any Loan Document or any of the Obligations or any execution or delivery of any additional Loan Documents; (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Person under any Loan Document; (d) any change in the corporate existence, structure or ownership of the Borrower or any other Person or any of their respective Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Person or any of their assets or any resulting release or discharge of any obligation (including any of the Obligations) of the Borrower or any other Person under any Loan Document; (e) the existence of any claim, set-off, defense, counterclaim, withholding or other right that the Guarantor or the Borrower may have at any time against any Person (including the Administrative Agent and the Lenders), whether in connection with the Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim or defense by separate suit or compulsory counterclaim; (f) any avoidance, subordination, invalidity or unenforceability relating to or against the Borrower or any other Person for any reason of any Obligation or any Loan Document, any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by the Borrower or any other Person, or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Obligation or provision of any Loan Document; 44

(g) any failure of the Administrative Agent or any Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or to assert any breach of or default under any Loan Document or any breach of the Obligations; or (h) any other act or omission to act or delay of any kind by the Borrower, any other party to any Loan Document or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (h), constitute a legal or equitable discharge of or defense to any obligation of the Guarantor hereunder. Section 9.03 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until all Obligations shall have been paid in full. If at any time any payment of any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder shall be reinstated as though such payment had been due but not made at such time. Section 9.04 Waiver by Guarantor. The Guarantor irrevocably waives (a) acceptance hereof, presentment, demand for performance, promptness, diligence, notice of non-performance, default, acceleration, protest or dishonor and any notice not provided for herein, (b) any requirement that at any time any action be taken by any Person against the Borrower or any other Person, (c) any right to revoke this Guaranty, and (d) any defense based on any right of set-off, recoupment, counterclaim, withholding or other deduction of any nature against or in respect of the Obligations. Section 9.05 Subrogation. Upon making payment with respect to any Obligation, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantor agrees it will not exercise any rights against the Borrower arising in connection with the Obligations by way of subrogation against the Borrower, or by reason of contribution against any other guarantor of such Obligations until all Obligations shall have been paid in full. Section 9.06 Stay of Acceleration. If acceleration of the time for payment of any Obligation by the Borrower is stayed, enjoined or prevented for any reason (including but not limited to by reason of the insolvency or receivership of the Borrower or otherwise), all Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by the Guarantor forthwith on demand by the Administrative Agent. Section 9.07 Continuing Guaranty. The Guaranty set forth in this Article IX is a continuing guaranty, shall be binding on the Guarantor and its successors and assigns, and shall be enforceable by each holder from time to time of the Obligations (including, without limitation, the Administrative Agent, the Lenders and each Indemnitee, each, a “Guaranteed Party”). If all or part of any Guaranteed Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation; and without limitation of the foregoing, any of the Obligations shall be and remain Obligations entitled to the benefit of this Guaranty if any Guaranteed Party assigns or otherwise transfers all or part of its interest in any Obligation or any of its rights or obligations under any Loan Document. Section 9.08 Default Payments by Borrower. Upon the occurrence and during the continuation of any default under any Obligation, if any amount shall be paid to the Guarantor by or for the account of the Borrower with respect to such Obligation, such amount shall be held in trust for the benefit of each Lender and the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations when due and payable. [Signature Pages to Follow] 45

46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BORROWER: PPL CAPITAL FUNDING, INC. By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Vice President and Treasurer GUARANTOR: PPL CORPORATION By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Vice President-Finance and Treasurer [Signature Page to Credit Agreement]

THE BANK OF NOVA SCOTIA, as the Administrative Agent and a Lender By: /s/ David Dewar Name: David Dewar Title: Director [Signature Page to Credit Agreement]

Appendix A COMMITMENTS Applicable Lender Commitment Percentage The Bank of Nova Scotia $ 200,000,000.00 100.000000000% Total $ 200,000,000.00 100.000000000%

SCHEDULE 5.14 Material Subsidiaries Name Jurisdiction of Organization LG&E and KU Energy LLC Kentucky PPL Electric Utilities Corporation Pennsylvania PPL Global, LLC Delaware

EXHIBIT A-l Form of Notice of Borrowing , The Bank of Nova Scotia, as Administrative Agent 720 King Street West, 4th Floor Toronto, Ontario Canada M5V 2T3 Attention: Nazmul Arefin Telephone: 416-933-5267 Facsimile: 212-225-5709 Ladies and Gentlemen: This notice shall constitute a “Notice of Borrowing” pursuant to Section 2.02 of the Credit Agreement dated as of March 27, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, the lending institutions party thereto from time to time and The Bank of Nova Scotia, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. 1. The date of the Borrowing will be , .1 2. The aggregate principal amount of the Borrowing will be .2 3. The Borrowing will consist of [Base Rate] [Euro-Dollar] Loans. 4. The initial Interest Period for the Loans comprising such Borrowing shall be .3 Pursuant to Section 3.02 of the Credit Agreement, each of the delivery of this request and the acceptance by the Borrower of the proceeds of the requested Borrowing constitutes a representation and warranty by the Borrower that, on the date of extending the requested Borrowing (and immediately before and after giving effect to it and to the application of the proceeds of it) all of the statements in Section 3.02 of the Credit Agreement are true and correct. The Borrower agrees that, if before the time of the requested Borrowing any matter certified to in this request by it will not be true and correct at that time as if then made, then it will immediately so notify you. Except to the extent, if any, that before the time of the requested Borrowing you shall receive written notice to the contrary from the Borrower, each matter certified to in this request shall be deemed once again to be certified as true and correct at the date of the requested Borrowings as if then made. Please wire transfer the proceeds of the requested Borrowing to the accounts of the following Persons at the banks indicated respectively: [Insert appropriate delivery instructions, which shall include bank and account number]. 1 Must be a Business Day. 2 Borrowings must be an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000. 3 Applicable for Euro-Dollar Loans only. Insert “one month”, “two months”, “three months” or “six months” (subject to the provisions of the definition of “Interest Period”).

PPL CAPITAL FUNDING, INC. By: Name: Title:

EXHIBIT A-2 Form of Notice of Conversion/Continuation , The Bank of Nova Scotia, as Administrative Agent 720 King Street West, 4th Floor Toronto, Ontario Canada M5V 2T3 Attention: Nazmul Arefin Telephone: 416-933-5267 Facsimile: 212-225-5709 Ladies and Gentlemen: This notice shall constitute a “Notice of Conversion/Continuation” pursuant to Section 2.05(d)(ii) of the Credit Agreement dated as of March 27, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor the lending institutions party thereto from time to time and The Bank of Nova Scotia, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. 1. The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Euro-Dollar Loans currently outstanding having an Interest Period of months and ending on the Election Date specified below]. 2. The date on which the conversion/continuation selected hereby is to be effective is , (the “Election Date”).1 3. The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $ .2 4. [The Group of Loans (or portion thereof) which are to be converted will bear interest based upon the [Base Rate] [Adjusted London Interbank Offered Rate].] [The Group of Loans (or portion thereof) which are to be continued will bear interest based upon the [Base Rate][Adjusted London Interbank Offered Rate].] 5. The Interest Period for such Loans will be .3 [Signature Page Follows] 1 Must be a Business Day. 2 May apply to a portion of the aggregate principal amount of the relevant Group of Loans; provided that the portion to which such notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger integral multiple of $1,000,000. 3 Applicable only in the case of a conversion to, or a continuation of, Euro-Dollar Loans. Insert “one month”, “two months”, “three months” or “six months” (subject to the provisions of the definition of “Interest Period”).

PPL CAPITAL FUNDING, INC. By: Name: Title:

EXHIBIT B Form of Note , FOR VALUE RECEIVED, the undersigned, PPL CAPITAL FUNDING, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of (hereinafter, together with its successors and assigns, called the “Holder”), at the place and times provided in the Credit Agreement (as defined below), the principal sum of AND /100s DOLLARS ($ ), or, if less, the principal amount of all Loans advanced by the Holder to the Borrower pursuant to the Credit Agreement, plus interest as hereinafter provided. Such Loans may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of the Borrower’s obligation to repay unpaid principal and interest hereunder. All capitalized terms used herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of March 27, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, PPL Corporation, as the Guarantor the lending institutions party thereto from time to time and The Bank of Nova Scotia, as Administrative Agent for itself and on behalf of the Lenders, except to the extent such capitalized terms are otherwise defined or limited herein. The Borrower shall repay principal outstanding hereunder from time to time, as necessary, in order to comply with the Credit Agreement. All amounts paid by the Borrower shall be applied to the Obligations in such order of application as provided in the Credit Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable on the maturity date provided in the Credit Agreement, or such earlier date as payment of the Loans shall be due, whether by acceleration or otherwise. The Borrower shall be entitled to borrow, repay, reborrow, continue and convert the Holder’s Loans (or portions thereof) hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Loan may be made as provided in the Credit Agreement. The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article II of the Credit Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by law, overdue interest, shall bear interest payable on DEMAND at the default rate as provided in the Credit Agreement. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser or any other Person or entity, hereby waive presentment for payment, demand, notice of non- payment or dishonor, protest and notice of protest.

No delay or omission on the part of the Holder or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Holder, the Administrative Agent or the Lenders collectively, or any of them, in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Holder or any holder hereof, nor shall any waiver by the Holder, the Administrative Agent, the Required Lenders, or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion. The Borrower promises to pay all reasonable costs of collection, including reasonable attorneys’ fees, should this Note be collected by or through an attorney-at-law or under advice therefrom. This Note evidences the Holder’s Loans (or portion thereof) under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment. This Note is entitled to the benefit of the Guaranty of the Guarantor, as set forth in the Credit Agreement. Reference is made to the Credit Agreement for a description of the terms and conditions of such Guaranty, and the respective rights and limitations of the Holder, the Borrower and the Guarantor thereunder. This Note shall be governed by and construed in accordance with the internal laws of the State of New York. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative as of the day and year first above written. PPL CAPITAL FUNDING, INC. By: Name: Title:

LOANS AND PAYMENTS OF PRINCIPAL Amount of Notation Made Date Amount of Loan Type Principal By Repaid B-4

EXHIBIT C (to the Credit Agreement) Form of Borrower’s Opinion [To Follow]

EXHIBIT D-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of March, [⚫], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, and the Bank of Nova Scotia, as the Administrative Agent, and the Lenders from time to time party thereto. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT D-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of March, [⚫], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, and the Bank of Nova Scotia, as the Administrative Agent, and the Lenders from time to time party thereto. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non- U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT D-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of March, [⚫], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, and the Bank of Nova Scotia, as the Administrative Agent, and the Lenders from time to time party thereto. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT D-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of March, [⚫], 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, and the Bank of Nova Scotia, as the Administrative Agent, and the Lenders from time to time party thereto. Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT E Form of Assignment and Assumption Agreement , This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]13 Assignor identified on the Schedules hereto as “Assignor” [or “Assignors”] ([collectively, the “Assignors” and each] an “Assignor”) and [the] [each]14 Assignee identified on the Schedules hereto as “Assignee” [or “Assignees”] ([collectively, the “Assignees” and each] an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]15 hereunder are several and not joint.]16 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor. 1. Assignor: See Schedule attached hereto 2. Assignee: See Schedule attached hereto 3. Borrower: PPL Capital Funding, Inc. 13 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. 14 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 15 Select as appropriate. 16 Include bracketed language if there are either multiple Assignors or multiple Assignees.

4. Administrative Agent: The Bank of Nova Scotia, as the administrative agent under the Credit Agreement 5. Credit Agreement: The Credit Agreement dated as of March 27, 2020 (as amended, restated, supplemented or otherwise modified from time to time) among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, the lending institutions party thereto from time to time and The Bank of Nova Scotia, as Administrative Agent 6. Assigned Interest: See Schedule attached hereto [7. Trade Date: ]17 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 17 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR[S] [NAME(S) OF ASSIGNOR(S)] By: Title: ASSIGNEE[S] See Schedule attached hereto

Consented to and Accepted: THE BANK OF NOVA SCOTIA, as Administrative Agent By Title: [Consented to:]18 PPL CAPITAL FUNDING, INC. By Title: 18 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

SCHEDULE To Assignment and Assumption By its execution of this Schedule, the Assignee(s) agree(s) to the terms set forth in the attached Assignment and Assumption. Assigned Interests: Aggregate Amount of Amount of Percentage Assigned Commitment/Loans for all Commitment/Loans of CUSIP Number Lenders21 Assigned22 Commitment/Loans23 $ $ % [NAME OF ASSIGNEE]24 [and is an Affiliate of [identify Lender]]25 21 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 22 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 23 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 24 Add additional signature blocks, as needed. 25 Select as applicable.

ANNEX 1 to Assignment and Assumption CREDIT AGREEMENT DATED AS OF MARCH 27, 2020 BY AND AMONG PPL CAPITAL FUNDING, INC., AS BORROWER, PPL CORPORATION, AS GUARANTOR, THE LENDERS PARTY THERETO AND THE BANK OF NOVA SCOTIA, AS ADMINISTRATIVE AGENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [the relevant] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the internal laws of the State of New York. [Signature page follows]

PPL CAPITAL FUNDING, INC. By: Name: Title:

Annex I Lender Information Name Lending Office The Bank of Nova Scotia 250 Vesey Street, 23-24 FL New York, NY 10281 PPL CAPITAL FUNDING, INC. – CREDIT AGREEMENT